                                                    EXHIBIT (h)(3)(A)

                        SETTLEMENT AGREEMENT

                                AMONG

              WESTERN CAPITAL SPECIALTY MANAGERS TRUST,

                   WESTERN CAPITAL FINANCIAL GROUP

                                 AND

               GOLDEN AMERICAN LIFE INSURANCE COMPANY

     This Agreement is dated as of December 28, 1988, by and between Western Capital Specialty Managers Trust, a Massachusetts business trust (the "Trust"), Western Capital Financial Group ("Western Capital"), a California corporation, and Golden American Life Insurance Company ("Golden American") on its own behalf and on behalf of any separate accounts of Golden American shown on Exhibit A (the "Variable Accounts").

     WHEREAS, the Variable Accounts are segregated asset accounts established by resolution of the Board of Directors of Golden American pursuant to the laws of the State of Minnesota to set aside and invest assets attributable to variable life insurance policies and variable annuity contracts ("Policies") to be issued by Golden American; and

     WHEREAS, the Variable Accounts are registered as unit investment trusts under the Investment Company Act of 1940 ("Investment Company Act"), as amended; and

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act and its shares will be registered under the Securities Act of 1933 ("Securities Act"), as amended, and will initially consist of seven portfolios; and

     WHEREAS, Western Capital, pursuant to a written agreement, is the distributor for shares of the portfolios of the Trust and is registered as a broker-dealer with the Securities and Exchange Commission ("Commission") under the Securities Exchange Act of 1934 ("Exchange Act"), as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, Golden American intends to purchase shares in the portfolios of the Trust shown on Exhibit B (hereinafter "Series") on behalf of the Variable Accounts to serve as an investment medium for the Policies,

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

and Western Capital is authorized to sell such shares and agrees to make shares of the Series available to the Variable
Accounts.

     NOW, THEREFORE, Western Capital, Golden American and the Trust, in consideration of the premises and the mutual covenants and promises hereinafter set forth, hereby agree as follows:

     1. Subject to paragraph 3, Western Capital will sell shares of the Series to the Variable Accounts and will execute such orders on days that the Trust values its shares as described in its prospectus in such amounts as shall be requested. Such sales will be made at the "net asset value" next computed after an order to purchase shares is received by the Trust, its transfer agent or its designee, and no commission on such sales shall be due or payable to Western Capital. The Variable Accounts shall not be under any obligation to purchase shares of the Series at any time or in any amount other than for which its has a bona fide order.

     2. Solely for the purposes of paragraph 1, the Trust agrees that Golden American shall be the designee of the Trust's transfer agent for receipt of such orders from the Variable Accounts (but not the General Account of Golden American), and receipt by such agent shall constitute receipt by the Trust, provided that the Trust receives notice of such order by 12:00 noon on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading or any day on which the Trust is required to calculate its net asset value pursuant to the rules promulgated by the Commission. The provisions of this paragraph 2 shall apply solely to orders based upon purchases of interests under the Policies, and shall not apply to any other orders, including those orders based upon investment by Golden American for its own account.

     3. Western Capital and the Trust agree to make shares of each Series available for purchase by Golden American on behalf of the Variable Accounts at the applicable net asset value per share on those days on which the Trust calculates such net asset value per share, pursuant to the rules promulgated by the Commission, and the Trust shall use its reasonable efforts to calculate such net asset value on each day the New York Stock Exchange is open for trading or any day on which the Trust is required to calculate its net asset value pursuant to the rules promulgated by the Commission; provided, however, that the Board of Trustees of the Trust may refuse to sell shares of the Series of the Trust to any person or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of such Trustees acting in good faith and in


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

          light of their fiduciary duties under applicable law, necessary in the best interests of the shareholders of the Trust. The Trust shall take such steps as may be necessary to provide a sufficient number of shares to meet the orders of the Variable Account.

     4. The parties agree that no shares of the Series will be sold directly to the general public. Shares of the Trust will be available only to general and separate accounts of life insurance companies issuing variable life insurance policies and variable annuity contracts for which the Trust serves as an investment vehicle.

          It is further agreed among the parties that the Policies will be distributed to the public only by broker-dealers that are registered under the Exchange Act as broker-dealers and are members of the NASD ("retail broker-dealers") and that enter into a written agreement ("Sales Agreement") with Golden American or an affiliate of Golden American and that any such Sales Agreement shall provide, that as partial consideration for the right to offer to sell the Policies for which the Trust serves as an investment vehicle, and as a condition precedent to the effectiveness of the Sales Agreement, the retail broker-dealer shall enter into an agreement with Western Capital in the form of the Participation Rights Agreement provided in Schedule A or shall enter into an agreement that contains all of the provisions contained in the agreement in Schedule A.

     5. The Trust will redeem, at Golden American's request, any full or fractional shares tendered for redemption by the Variable Account at the net asset value next computed after such request is received in good order by the Trust, its transfer agent or its designee. No Series shall change the terms and conditions for the redemption of its shares as set forth in the most recent effective Registration Statement for the Trust without the prior approval of the parties hereto.

     6. For purposes of paragraph 5, and solely for transactions caused by redemptions of Policies underlying the Trust, the Trust agrees that Golden American shall be the designee of the Trust's transfer agent for receipt of such orders from the Variable Accounts and receipt by such agent shall constitute receipt by the Trust, provided that the Trust receives notice of such order by 12:00 noon New York time on the next following Business Day. The provisions of this paragraph 6 shall apply solely to tenders for redemptions based upon redemptions of interests under the Policies, and shall not apply to any other tenders or requests for redemptions, including those based upon investment by Golden American for its own account.

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

     7. All transactions involving the purchase of shares of the Series shall be settled the same day the Trust executes an order for the purchase of shares of the Series, as provided in Paragraph 1 of this Agreement. Transactions involving the redemption of shares of the Series shall ordinarily be settled the same day that the Trust effects the redemption as provided in Paragraph 5 of this Agreement, except that the Trust reserves the right to delay settlement upon redemption, but in not event may such settlement be delayed longer than the period as permitted under Section 22(e) of the Investment Company Act. All funds used for purchase of redemption transactions shall be in Federal Funds transmitted by wire transfer. Issuance and transfer of shares of the Series will be by book entry only, unless otherwise agreed by all parties. Stock certificates will not be issued to Golden American or the Variable Accounts. Shares of the Series ordered from the Trust will be recorded in appropriate ledgers for the Variable Accounts.

     8. The Trust shall instruct its recordkeeping agent that on each day the net asset value of the shares of any Series is required to be calculated pursuant to the requirements of the Investment Company Act, the Trust shall provide The Golden Financial Group, Inc. (a New York corporation acting on behalf of Golden American pursuant to an Administrative Services Agreement) with the net asset value of such shares of the Series by 5:30 p.m. New York time, or as soon thereafter as practicable. The Trust shall also provide Directed Services, Inc., a subsidiary of The Golden Financial Group, Inc. that is also distributor for the Policies, daily with any and all financial information that is deemed reasonably necessary for Directed Services to comply with its responsibilities as distributor for the Policies. This financial information shall also be provided to Golden American or its designated agent, The Golden Financial Group, Inc. by 5:30 p.m. New York time or as soon thereafter as practicable on each day on which such net asset value is calculated, unless circumstances make compliance with such schedule impracticable, in which event the Trust or its agent will provide the information as soon as reasonably practicable.

     9. It is understood by the parties that this Agreement shall apply to additional series created for the Trust unless a party to this Agreement notifies the other parties of its obligation in accordance with the notification provisions contained in paragraph 15.

     10.  (a)  Golden American agrees to indemnify and hold harmless
          Western Capital and the Trust and each of their Trustees, officers, employees, and each person, if any, who controls Western Capital or the Trust within the meaning of Section 15 of the Securities Act and each person who is an affiliated person of Western Capital or the Trust within the

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

          meaning of Section 2(a)(3) of the Investment Company
          Act of 1940 (collectively, the "Indemnified Parties" for purposes of this paragraph 10) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Golden American), or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof), or settlements are related to the sale or acquisition of the Policies or the Trusts' shares and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Policies or contained in the Policies or sales literature for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Golden American or its affiliates by or on behalf of Western Capital, the Trust or an affiliate of either, for use in the registration statement or prospectus for the Policies or in the Policies or sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Policies or the Trust shares; or

     (ii) arise out of or as a result of statements or representations
          (other than statements or representations contained in the registration statement, prospectus, or sales literature of the Trust not supplied by Golden American or persons under its control) or wrongful conduct of Golden American, its officers, directors, employees or persons under its control, with respect to the sale or distribution of the Policies or Trust shares; or

    (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or

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

          sales literature for the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust by or on behalf of Golden American, its officers, directors, employees, or affiliated persons thereof; or

     (iv) arise as a result of any failure by Golden American to provide the services and to furnish the materials under the terms of this Agreement; or

      (v) arise out of or result from any material breach of any representation and/or warranty made by Golden American in this Agreement or arise out of or result from any other material breach of this Agreement by Golden American, as limited by and in accordance with the provisions of subparagraphs (b) and (c) of this paragraph 10.

      (b) Golden American shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.

      (c) Golden American shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Golden American of any such claim shall not relieve Golden American from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Golden American shall be entitled to participate, at its own expense, in the defense of such action. Golden American also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the Action.

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

          After notice from Golden American to such party of Golden American's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Golden American will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Indemnified Parties will promptly notify Golden American of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Trust shares or the Policies or the operation of the Trust.

11. (a) The Trust, and Western Capital, or both of them, as appropriate, agree to indemnify and hold harmless Golden American and each of its directors, officers, employees, and each person, if any, who controls Golden American within the meaning of Section 15 of the Securities Act and each person who is an affiliated person of Golden American within the meaning of Section 2(a)(3) of the Investment Company Act of 1940 (collectively, the "Indemnified Parties" for purposes of this Paragraph 11) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares and:

     (i) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Trust or sales literature for the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Western Capital or the Trust by or on behalf of Golden American or an affiliate thereof for use in the registration statement or prospectus for the Trust or in sales

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

          literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or the Trust shares; or

     (ii) arise out of or as a result of statements or representations
          (other than statements or representations contained in the registration statement, prospectus, or sales literature for the Policies not supplied by the Trust, Western Capital or persons under their control) or wrongful conduct of the Trust or Western Capital, their officers, directors, employees or persons under their control, with respect to the sale of the Policies or Trust shares: or

    (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature for the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to Golden American by or on behalf of the Trust or Western Capital; or

    (iv) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement;
                   or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Trust or Western Capital in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust or Western Capital, as limited by and in accordance with the provisions of subparagraphs (b) and (c) of this Paragraph 11.

     (b) Neither the Trust nor Western Capital shall be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless

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

          disregard of obligations and duties under this Agreement or to Golden American or the Variable Accounts, whichever is applicable.

     (c) Neither the Trust nor Western Capital shall be liable under this indemnification provision with respect to any claim made against any Indemnified Party unless such Indemnified Party shall have notified Western Capital and/or the Trust, as appropriate, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust or Western Capital of any such claim shall not relieve the Trust or Western Capital from any liability which either of them may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust and Western Capital will be entitled to participate, at their expense, in the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust and/or Western Capital to such party of the Trust's and/or Western Capital's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Trust and Western Capital will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) Golden American agrees to promptly notify the Trust and Western Capital of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Policies or the operation of the Variable Accounts.

     12. Golden American shall provide the Trust and Western Capital with copies of all written complaints received and responses thereto sent by Golden American or its affiliates or agents that pertain to the purchase or sale of the Policies or to the operation of the Trust. Such copies shall be sent to the Trust and Western Capital concurrently with the mailing of the response to any such complaint.

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

          The Trust and Western Capital shall provide Golden American with copies of all written complaints received by either of them that pertain to the purchase or sale of the Policies or to the operation of the Variable Accounts.

     13. This Agreement may be terminated by any of the parties upon giving one hundred twenty (120) days written notice to the other parties provided, however, that if any party fails to carry out its responsibilities enumerated under this Agreement in any material respect, the other parties shall have the right to terminate this Agreement immediately and if for any reason shares of the Series are not available Golden American shall have the right to terminate this Agreement immediately.

     14. Unless earlier terminated pursuant to Paragraph 13 hereof, this Agreement shall remain in effect for a one year period beginning on the effective date of this Agreement and will continue thereafter in effect from year to year. Upon termination of this Agreement, all authorizations, rights and obligations imposed on the parties under this Agreement except for the indemnification provisions contained in Paragraphs 10 and 11 above shall cease. Notwithstanding the foregoing, in the event of termination and unless otherwise agreed to by the parties, transactions for existing policyowners will continue to be executed under the terms of this Agreement.

     15. Any notice shall be sufficiently given when sent by registered or certified mail to the other parties at the address of such parties as set forth below or at such other address as such party may from time to time specify in writing to the other parties:

          To:  Western Capital Specialty Managers Trust
               1925 Century Park East, Suite 2350
               Los Angeles, CA  90067

               with a copy to:
               Jeffrey S. Puretz, Dechert Price & Rhoads
               1500 K Street, Washington, D.C.  20005

          To:  Western Capital Financial Group
               1925 Century Park East, Suite 2350
               Los Angeles, CA  90067

          To:  Golden American Life Insurance Company
               909 Third Avenue, 19th Floor
               New York, NY  10022

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

     16. This Agreement shall be construed with and the provisions hereof interpreted under an in accordance with the laws of the State of New York.

     17. This Agreement shall be subject to the provisions of the Investment Company Act, the Securities Act and the Exchange Act and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant and the terms hereof shall be interpreted and construed in accordance therewith.

     18. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     19. A copy of the Trust's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. The Declaration of Trust has been executed on behalf of the Trust by the Trustees in their capacity as Trustees of the Trust and not individually. The obligations upon the Trust under this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any Trustee, officer, employee or shareholder of the Trust individually.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


          WESTERN CAPITAL SPECIALTY MANAGERS TRUST

          BY: /s/ Charles F. Parisi
             ------------------------
               Charles F. Parisi
                 President

          ATTEST: /s/ William C. Richardson
                 ------------------------
            NAME: William C. Richardson
            TITLE: President

          WESTERN CAPITAL FINANCIAL GROUP

          BY: /s/ William C. Richardson
             ------------------------
               William C. Richardson
                 President

          ATTEST: /s/ Charles F. Parisi
                 ------------------------
            NAME: Charles F. Parisi
            TITLE: President, "Trust"

          GOLDEN AMERICAN LIFE INSURANCE COMPANY

          BY: /s/ Fred H. Davidson
             ------------------------
               Fred H. Davidson
               President

          ATTEST: /s/ Bernard R. Beckenlegge
                 ----------------------------
            NAME:  Bernard R. Beckenlegge
            TITLE: Secretary

                            EXHIBIT A TO

        SETTLEMENT AGREEMENT AMONG WESTERN CAPITAL SPECIALTY

          MANAGERS TRUST, WESTERN CAPITAL FINANCIAL GROUP,

                                 AND

               GOLDEN AMERICAN LIFE INSURANCE COMPANY


      THE WESTERN CAPITAL SPECIALTY MANAGERS SEPARATE ACCOUNT A

      THE WESTERN CAPITAL SPECIALTY MANAGERS SEPARATE ACCOUNT B

                            EXHIBIT B TO

                     SETTLEMENT AGREEMENT AMONG

        SETTLEMENT AGREEMENT AMONG WESTERN CAPITAL SPECIALTY

          MANAGERS TRUST, WESTERN CAPITAL FINANCIAL GROUP,

                                 AND

               GOLDEN AMERICAN LIFE INSURANCE COMPANY




     MULTIPLE ALLOCATION SERIES

     FULLY MANAGER SERIES

     LIMITED MATURITY BOND SERIES

     NATURAL RESOURCES SERIES

     REAL ESTATE SERIES

     ALL-GROWTH SERIES

     LIQUID ASSET SERIES

                             SCHEDULE A

                   PARTICIPATION RIGHTS AGREEMENT

          This Agreement, dated as of __________, 1988, by and between Western Capital Financial Group ("Western Capital"), a California corporation registered as a broker-dealer under the Securities Exchange Act of 1934 and registered as a broker-dealer with the National Association of Securities Dealers, Inc. ("NASD"), and _________ ("General Agent"), also a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the NASD.

          WHEREAS, Western Capital is the distributor for the Western Capital Specialty Managers Trust (the "Trust"), and

          WHEREAS, the Trust as the investment vehicle for variable life insurance policies and variable annuity contracts ("Policies") to be issued by Golden American Life Insurance Company ("Golden American") through segregated asset accounts of Golden American identified on Schedule A ("Variable Accounts"); and

          WHEREAS, General Agent has entered or intends to enter into a Sales Agreement with Directed Services, Inc. ("DSI"), an affiliate of Golden American, under which General Agent will solicit applications for the sale of the Policies, and

          WHEREAS, a condition precedent to the effectiveness of the Sales Agreement with DSI is that General Agent enter into this agreement with Western Capital.

          NOW THEREFORE, Western Capital and General Agent, in consideration of these premises and of the mutual covenants and promises hereinafter set forth, and in partial consideration for the right of General Agent to solicit applications for sale of the Policies under the Sales Agreement between DSI and General Agent, the parties agree as follows:

   1. Trust Prospectus. General Agent is authorized for the term of this Agreement to distribute the prospectus and, upon request from an investor, the statement of additional information for the Trust in connection with the solicitation of applications for sales of the Policies.

   2. Unauthorized Representations. General Agent agrees that neither it nor any of its directors, partners, officers, employees, registered representatives, agents, or affiliated person will give any information or make any representations or statements, whether written or oral, on behalf of the Trust or concerning the Trust or Trust shares in connection with the offer or sale of the Policies other than information or representations contained in the prospectus, statement of additional information, or registration statement for the Trust shares, as they may be supplemented or amended from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material or information supplied or approved by (1)
    DSI and (2) the Trust, Western Capital or an affiliate of Western
    Capital.

   3. Sales Literature. General Agent agrees that neither it nor any of its directors, partners, officers, employees, registered representatives, agents, or affiliated persons shall use any sales literature or other promotional material respecting the Policies or the Trust unless such material has been approved in advance by (1) DSI and (2) the Trust, Western Capital or an affiliate of Western Capital.

   4. Policy Owner Names. General Agent acknowledges that Section 9 of the Organizational Agreement among Golden American, the Variable Accounts, the Trust and Western Capital Variable Advisors Corp. ("Western Advisory") provides, in pertinent part: "In the event of a shareholder meeting, Golden American agrees to provide the Trust and/or Western advisors with a list of the names and addresses of owners of the Policies within five (5) days of receipt of a written request for such list." General Agent agrees that DSI or Golden American may release the names and addresses of owners of the Policies under the terms of the Organizational Agreement and agrees that Western Capital may receive such information.

    Western Capital agrees to use such information only for purposes relating to meetings of shareholders including sending to the owners of the Policies notices of shareholder meetings and soliciting proxies from Policy owners in connection with shareholder meetings.

    General Agent agrees that, notwithstanding any provision in its Sales Agreement with DSI respecting the confidentiality of such information, it will hold harmless Golden American, DSI, Western Capital and the
    Trust for the release by Golden American of such information for such purposes.

  5. Standard of Care. Western Capital and General Agent agree that each party shall be held to a standard of reasonable care in fulfilling its responsibilities under this Agreement.

  6. Indemnification. General Agent agrees to indemnify and hold harmless the Trust, Western Capital, and each of their directors, Trustees, officers, employees, and affiliates, and each person, if any, who controls Western Capital, Western Advisors or the Trust within the meaning of Section 15 of the Securities Act of 1933 (collectively, the "Western Capital Indemnified Parties") against any and all losses, claims, damages, liabilities, or expenses (including legal and other expenses, litigation expenses, and amounts paid in settlement) that arise out of or as a result of any unauthorized use of the prospectus or statement of additional information for the Trust or any sales literature or other promotional material respecting the Trust or the Policies, or any verbal or written misrepresentations, or any unlawful sales practices concerning the Policies or the Trust shares by General Agent or any of its directors, partners, officers, employees, registered representatives, agents, or affiliated persons, provided, however, that General Agent shall not be liable in any such case to the extent that such loss, claim, damage, liability, or expense arises out of or is based upon
    (1) an untrue statement or representation contained in the registration statement, prospectus, or statement of additional information of the Trust, as amended or supplemented from time to time, in a proxy statement or periodic report of the Trust, or in sales literature or other promotional material approved in advance by the Trust, Western Capital, or an affiliate of Western Capital, (ii) an omission or alleged omission in the registration statement, prospectus, or statement of additional information of the Trust, as amended or supplemented from time to time, in a proxy statement or period report of the Trust, or in sales literature or other promotional material approved in advance by the Trust, Western Capital, or an affiliate of Western Capital, which was necessary, in the context of all information contained in such document, to make statements therein not misleading. This indemnity agreement will be in addition to any liability which General Agent may otherwise have.

 7. Agent's Report. For each application for a Policy solicited by General Agent, General Agent agrees to complete an agent's report addressing the suitability of the Policy for the applicant. General Agent shall retain a copy of each such report, and shall provide Western Capital with a copy of any such report upon reasonable request from Western Capital.

 8. Termination. This Agreement may be terminated at any time by either party upon a material breach of any provision of this Agreement by the other party. This Agreement may be terminated by either party upon 60 days written notice to the other, but not before the termination of the Sales Agreement between General Agent and DSI. Upon termination of this Agreement, all authorization, rights and obligations hereunder shall cease except (1) the indemnification provisions set forth in paragraph 6; and (2) the confidentiality provisions set forth in paragraph 4.

 9. Miscellaneous. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of California. The work "affiliate" shall mean an affiliated person as defined in Section 2(a)(3) of the Investment Company Act of 1940. This Agreement is assignable by either party only upon the prior written consent of the other. Western Capital and General Agent agree that Golden American and DSI shall be third party beneficiaries under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   Western Capital Financial Group

                                   By: /s/ William C. Richardson
                                      ----------------------------
                                       William C. Richardson

                                   Title: President

     Attest: /s/ Charles F. Parisi
            ----------------------
             Charles F. Parisi

                                   General Agent

                                   By:
                                      ----------------------------
                                   Title:

     Attest:
            ---------------------

                                   ACKNOWLEDGED:

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY

                              /s/ Fred Davidson
                             ---------------------
                              Fred Davidson
                              President


     Attest: /s/ Bernard R. Beckerlegge
            ---------------------------
            Bernard R. Beckerlegge
                 Secretary